UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

TALKSPACE, INC.

(Name of Registrant as Specified in its Charter)

Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

TALKSPACE, INC.
2578 Broadway #206,
New York, New York 10025

SUPPLEMENT TO PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON SEPTEMBER 15, 2022

The following information supplements and amends the Definitive Proxy Statement on Schedule 14A dated August 4, 2022 (the “Proxy Statement”) of Talkspace, Inc. (the “Company”) furnished to stockholders in connection with the solicitation of proxies by the Board of Directors (the “Board”) for use prior to or at the 2022 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) which will be conducted virtually via live webcast, on Thursday, September 15, 2022, at 9:30 a.m. (Eastern Time).  Capitalized terms used in this supplement to the Proxy Statement (the “Supplement”) and not otherwise defined herein have the meaning ascribed to them in the Proxy Statement.

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Supplemental Disclosure Concerning Proposal 1: Election of Directors

On page 19 under “Director Independence”, the Proxy Statement stated that Charles Berg was an “independent director,” as defined under the Nasdaq Rules.  This Supplement amends that statement to clarify that Charles Berg is not an independent director under the Nasdaq Rules.  As so amended by this Supplement, the first sentence under “Director Independence” on page 19 of Proxy Statement  now reads:

“Our Board of Directors has affirmatively determined that Jeffrey Crowe, Madhu Pawar, Erez Shachar, Curtis Warfield, Jacqueline Yeaney and new director nominee, Jon Cohen are each an “independent director,” as defined under the Nasdaq Rules.”

Supplemental Disclosure Concerning Proposal 2: Ratification of Appointment of Independent Auditors

Throughout the Proxy Statement, the Company referred to the name of its independent auditors as Ernst & Young LLP, which reference should have been to Kost, Forer, Gabbay and Kasierer, a member firm of Ernst & Young Global Limited.  As a result, all references in the Proxy Statement to Ernst & Young LLP are hereby amended to refer to Kost, Forer, Gabbay and Kasierer, a member firm of Ernst & Young Global Limited.

Any vote previously entered, either by mailing a proxy card, over the Internet, or by telephone, “FOR” or “AGAINST” or to “ABSTAIN” regarding proposal 2 will be counted as a vote “FOR” or “AGAINST” or to “ABSTAIN” with respect to proposal 2 as updated by this Supplement.  If you have already returned your proxy card or voted your proxy over the Internet or by telephone, and would like to change your vote on any matter, you may revoke your proxy by any of the methods outlined in the Proxy Statement.  If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote electronically during the Annual Meeting.

This Supplement is being filed with the Securities and Exchange Commission on August 29, 2022 solely to make the clarifications noted above, and should be read together with the Proxy Statement.  The information contained in this Supplement to the Proxy Statement modifies or supersedes any inconsistent information contained in the Proxy Statement.